Exhibit 99.1

Intellicheck Announces Fourth Quarter and Full-Year 2021 Financial Results

SaaS Revenues Grew 38% Year Over Year

Fourth Quarter SaaS Revenues Grew 23%

MELVILLE, NY – March 9, 2022 - Intellicheck, Inc. (Nasdaq: IDN), an industry-leading identity company delivering on-demand digital and physical identity validation solutions, today announced its financial results for the fourth quarter and full-year ended December 31, 2021. Total revenue for the fourth quarter ended December 31, 2021 grew 27% to $3,902,000 compared to $3,078,000 in the same period of 2020. Quarter-over-Quarter SaaS revenue grew 23% and totaled $3,715,000 compared to $3,012,000 in the same period of 2020 and grew 14% sequentially over the third quarter of 2021.

“We made a number of significant changes in 2021 to move the Company forward. We have launched Platform 2.0 featuring additional multinational ID and KYC capabilities. We are also seeing results from our emphasis on increasing brand awareness with an increase in inbound leads for the age-restricted market. We believe these initiatives will drive our continued growth and will promote additional opportunities with both new and existing clients,” said Intellicheck CEO Bryan Lewis.

Gross profit as a percentage of revenues was 92.0% for the three months ended December 31, 2021 compared to 92.6% in the same period in 2020.

Operating expenses for the three months ended December 31, 2021, which consist of selling, general and administrative expenses and research and development expenses, were $4,987,000 for the fourth quarter of 2021 compared to $2,389,000 for the same period of 2020. The Company is always looking for synergistic opportunities including merger and acquisition opportunities. Included within operating expenses are $454,000 of costs incurred related to this activity. Also included within operating expenses are $797,000 of non-cash equity compensation expense. In addition, the company incurred higher personnel, consulting, and marketing expenses.

Net loss for the three months ended December 31, 2021 was ($1,396,000) or ($0.07) per diluted share compared to Net income of $1,260,000 or $0.07 per diluted share for the same period in 2020.

Adjusted EBITDA (earnings before gains on debt forgiveness, interest and other income, income taxes, depreciation, amortization, equity compensation expense and certain non-recurring charges) was ($557,000) for the fourth quarter of 2021 as compared to $635,000 for the same period of 2020. A reconciliation of adjusted EBITDA to net income (loss) is provided in this release.

Total revenue for the full year ended December 31, 2021 grew 53% to $16,393,000 compared to $10,735,000 in the same period of 2020. Year-over-year SaaS revenue grew 38% and totaled $12,970,000 compared to $9,373,000 in the same period of 2020.

Gross profit as a percentage of revenue was 78.6% for the year ended December 31, 2021 compared to 86.7% in the same period of 2020. The decrease in gross profit percentage was driven by a $2,741,000 hardware order from one of our financial institution customers in 2021 which they are deploying in their bank branches to integrate our software into their workflow. Excluding hardware sales and related costs, our gross profit as a percentage of revenues was 93.2% and 92.1% for the years ended December 31, 2021 and 2020, respectively. The increase in this percentage is primarily due to continued growth of our SaaS revenue.

Operating expenses for the year ended December 31, 2021 were $17,044,000 compared to $9,569,000 for the same period of 2020. Included within these operating expenses are the previously mentioned $454,000 of costs related to merger and acquisition opportunities and $3,068,000 of non-cash equity compensation expense. In addition, the company incurred higher personnel costs, consulting, and marketing expenses.

Net loss for the year ended December 31, 2021 was ($4,146,000) or ($0.22) per diluted share compared to net income of $558,000 or $0.03 per diluted share in the same period of 2020. Adjusted EBITDA (earnings before gains on debt forgiveness, interest and other income, income taxes, depreciation, amortization, equity compensation expense and certain non-recurring charges) was approximately ($925,000) for the year ended December 31, 2021 compared to $329,000 for the same period of 2020. A reconciliation of adjusted EBITDA to net income (loss) is provided in this release.

As of December 31, 2021, Cash totaled $13.7 million, and stockholders’ equity totaled $21.2 million.

The financial results reported today do not consider any adjustments that may be required in connection with the completion of the Company’s audit process and should be considered preliminary until Intellicheck files its Form 10-K for the fiscal year ended December 31, 2021.

Q1 2022 Outlook

We have learned that one of our financial services clients has begun a project that will enable them to extend credit to tens of thousands of additional merchants. This required the financial services client to put a code freeze on all other development, which meant multiple retailers that had been expected to go live in the first half of the year will not. The above-described project should be an interim delay to our short-term growth as they expect to resume integrations in the September timeframe. We believe this short-term pain now represents a likely long-term gain as these additional applications will now need validations. This is very likely going to impact our Q1 results and although we still have a few weeks remaining in the quarter we currently anticipate our first quarter SaaS revenues will be in the range of $3.2 to $3.35 million.

Conference Call Information

The Company will hold an earnings conference call on March 9th at 4:30 p.m. ET/1:30 p.m. PT to discuss operating results. To listen to the earnings conference call, please dial 877-407-8037. For callers outside the U.S., please dial 201-689-8037.

A replay of the conference call will be available shortly after completion of the live event. To listen to the replay, please dial 877-660-6853 and use conference identification number 13726737. For callers outside the U.S., please dial 201-612-7415 and use conference identification number 13726737. The replay will be available beginning approximately two hours after the completion of the live event and will remain available until March 16, 2022.

INTELLICHECK, INC.

BALANCE SHEETS

DECEMBER 31, 2021 and 2020

	2021	2020
	(in thousands except share amounts)
ASSETS
CURRENT ASSETS:
Cash	$13,651	$13,121
Accounts receivable, net of allowance of $3 and $43 as of December 31, 2021, and 2020, respectively	2,192	2,120
Other current assets	643	341
Total current assets	16,486	15,582

PROPERTY AND EQUIPMENT, net	737	139
GOODWILL	8,102	8,102
INTANGIBLE ASSETS, net	378	483
OPERATING LEASE RIGHT-OF-USE ASSET	—	31
OTHER ASSETS	8	4

Total assets	$25,711	$24,341

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$368	$46
Accrued expenses	2,870	1,639
Operating lease liability, current portion	—	33
Deferred revenue, current portion	1,266	403
Total current liabilities	4,504	2,121

NONCURRENT LIABILITIES
Deferred revenue, long-term portion	8	9

Total liabilities	4,512	2,130

COMMITMENTS AND CONTINGENCIES (Note 10)

STOCKHOLDERS’ EQUITY:
Common stock – $.001 par value; 40,000,000 shares authorized; 18,753,003 and 18,410,458 shares issued and outstanding as of December 31, 2021 and 2020, respectively	19	18
Additional paid-in capital	141,703	138,570
Accumulated deficit	(120,523)	(116,377)
Total stockholders’ equity	21,199	22,211

Total liabilities and stockholders’ equity	$25,711	$24,341

INTELLICHECK, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
	(in thousands except shares and per share amounts)

REVENUES	$16,393	$10,735
COST OF REVENUES	(3,511)	(1,426)
Gross profit	12,882	9,309

OPERATING EXPENSES
Selling, general and administrative	11,564	5,894
Research and development	5,480	3,675

Total operating expenses	17,044	9,569

Loss from operations	(4,162)	(260)

OTHER INCOME
Gain on forgiveness of unsecured promissory note	10	796
Interest and other income	6	22
Total other income	16	818

Net (loss) income	$(4,146)	$558

PER SHARE INFORMATION:
Income (Loss) per common share -
Basic	$(0.22)	$0.03
Diluted	$(0.22)	$0.03

Weighted average common shares used in computing per share amounts -
Basic	18,676,965	17,324,150
Diluted	18,676,965	18,020,866

INTELLICHECK, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

(in thousands, except number of shares)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, December 31, 2019	16,041,650	$16	$128,669	$(116,935)	$11,750

Equity compensation expense	-	-	409	-	409
Issuance of common stock, net of costs	1,769,230	2	10,567	-	10,569
Exercise of stock options, net of cashless exercise of 93,840 shares	689,901	-	203	-	203
Issuance of shares for vested restricted stock grants	24,778	-	-	-	-
Exercise of warrants	50,750	-	112	-	112
Settlement of executive bonuses with issuance of restricted stock units	14,993	-	85	-	85
Shares forfeited in exchange for withholding taxes	(180,844)	-	(1,475)	-	(1,475)
Net income	-	-	-	558	558

BALANCE, December 31, 2020	18,410,458	$18	$138,570	$(116,377)	$22,211

Equity compensation expense	-	-	3,068	-	3,068
Exercise of stock options, net of cashless exercise of 58,926 shares	301,375	1	46	-	47
Issuance of shares for vested restricted stock grants	32,170	-	-	-	-
Exercise of warrants	9,000	-	19	-	19
Net loss	-	-	-	(4,146)	(4,146)

BALANCE, December 31, 2021	18,753,003	$19	$141,703	$(120,523)	$21,199

INTELLICHECK, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(4,146)	$558
Adjustments to reconcile net loss (income) to net cash provided by (used in) operating activities:
Depreciation and amortization	169	180
Equity compensation expense	3,068	409
Gain on forgiveness of unsecured promissory note	(10)	(796)
Changes in assets and liabilities:
Increase in accounts receivable	(72)	(445)
Increase in other current assets	(302)	(15)
(Increase) decrease in other assets	(4)	3
Increase in accounts payable and accrued expenses	1,551	261
Increase (decrease) in deferred revenue	862	(174)
Net cash provided by (used in) operating activities	1,116	(19)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of software license	-	(400)
Capital expenditures	(662)	(45)
Collection on note receivable	-	29
Net cash used in investing activities	(662)	(416)

CASH FLOWS FROM FINANCING ACTIVITIES:
Return of repayment of unsecured promissory note	10	-
Net proceeds from issuance of common stock	-	10,569
Loan proceeds on unsecured promissory note under Paycheck Protection Program	-	796
Loan proceeds on unsecured promissory note under Economic Injury Disaster Loan program	-	10
Net proceeds from issuance of common stock from exercise of stock options	47	203
Proceeds from issuance of common stock from exercise of warrants	19	112
Withholding taxes paid on exercise of stock options and vesting of restricted stock units	-	(1,475)
Loan payments on unsecured promissory note	-	(10)
Net cash provided by financing activities	76	10,205

Net increase in cash	530	9,770

CASH, beginning of year	13,121	3,351

CASH, end of year	$13,651	$13,121

Supplemental disclosure of noncash investing and financing activities:
Settlement of executive bonuses with restricted stock units	$3,365	$85

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adjusting net income (loss) for certain reductions such as gains on debt forgiveness and interest and other income and certain addbacks such as income taxes, impairments of long-lived assets and goodwill, depreciation, amortization, and equity compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as gains on debt forgiveness, impairments of long-lived assets and goodwill, amortization, depreciation, and equity compensation, as well as non-operating charges for interest and income taxes, investors can evaluate our operations and can compare the results on a more consistent basis to the results of other companies. In addition, Adjusted EBITDA is one of the primary measures management uses to monitor and evaluate financial and operating results.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance of our business and a useful measure of our historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes gains on debt forgiveness, interest and other income, impairments of long-lived assets and goodwill, equity compensation expense, all of which impact our profitability, as well as depreciation and amortization related to the use of long-term assets which benefit multiple periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP net income (loss) and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by us may not be comparable with similarly named measures provided by other entities.

	(Unaudited)
	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net (loss) income	$(1,396)	$1,260	$(4,146)	$558
Reconciling items:
Gain on forgiveness of unsecured promissory note	-	(796)	(10)	(796)
Interest and other income	-	(4)	(6)	(22)
Depreciation and amortization	42	52	169	180
Equity compensation expense	797	123	3,068	409
Adjusted EBITDA	$(557)	$635	$(925)	$329

Contact

Investor Relations: Gar Jackson (949) 873-2789

Media and Public Relations: Sharon Schultz (302) 539-3747

About Intellicheck

Intellicheck (Nasdaq: IDN) is an identity company that delivers on-demand digital identity validation solutions for KYC, fraud, and age verification needs. Intellicheck validates both digital and physical identities for financial services, fintech companies, BNPL providers, e-commerce, and retail commerce businesses, law enforcement and government agencies. Intellicheck can be used through a mobile device, a browser, or a retail point-of-scale scanner. For more information on Intellicheck, visit us on the web and follow us on follow us on LinkedIn, Twitter, Facebook, and YouTube.

Safe Harbor Statement

Statements in this news release about Intellicheck’s future expectations, including: the advantages of our products, future demand for Intellicheck’s existing and future products, whether revenue and other financial metrics will improve in future periods, whether Intellicheck will be able to execute its turn-around plan or whether successful execution of the plan will result in increased revenues, whether sales of our products will continue at historic levels or increase, whether brand value and market awareness will grow, whether the Company can leverage existing partnerships or enter into new ones, whether there will be any impact on sales and revenues due to an epidemic, pandemic or other public health issue and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “sense”, “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would” are forward-looking statements within the meaning of the PSLRA. This statement is included for the express purpose of availing Intellicheck, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as: market acceptance of our products and the presently anticipated growth in the commercial adoption of our products and services; our ability to successfully transition pilot programs into formal commercial scale programs; continued adoption of our SaaS product offerings; changing levels of demand for our current and future products; our ability to reduce or maintain expenses while increasing sales; our ability to successfully expand the sales of our products and services into new areas including health care and auto dealerships; customer results achieved using our products in both the short and long term; success of future research and development activities; uncertainties around the duration and severity of the COVID-19 outbreak and its ultimate impact on our business and results of operations; our ability to successfully market and sell our products, any delays or difficulties in our supply chain coupled with the typically long sales and implementation cycle for our products; our ability to enforce our intellectual property rights; changes in laws and regulations applicable to the our products; our continued ability to access government-provided data; the risks inherent in doing business with the government including audits and contract cancellations; liability resulting from any security breaches or product failure, together with other risks detailed from time to time in our reports filed with the SEC. We do not assume any obligation to update the forward-looking information.